CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1997 appearing on page F-1 of Galoob Toys, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.


Price Waterhouse LLP
San Francisco, California
August 28, 1997